                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-K File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)


                                                                                   Twelve Months Ended
                                                                               ----------------------------
Line                                                                           December 31,    December 31,
 No.                                                                               1993            1994
----                                                                           ------------    ------------
  1  Net income                                                                $    112,440    $    423,946
                                                                               ------------    ------------

  2  Net provisions for income taxes and investment tax credits deferred
  3    charged to-
  4      Operations                                                            $     66,406    $    300,764
  5      Cumulative effect of change in accounting for income taxes                  (9,738)              -
  6      Other income                                                               (31,655)        (23,062)
                                                                               ------------    ------------

  7                                                                            $     25,013    $    277,702
                                                                               ------------    ------------


  8  Fixed charges-
  9    Interest on debt                                                        $    651,639    $    621,909
 10    Estimated interest component of nuclear fuel and
 11      other lease payments, rentals and other interest                            49,021          64,885
 12    Amortization of debt discount, premium and expense                            20,966          22,804
                                                                               ------------    ------------

 13                                                                            $    721,626    $    709,598
                                                                               ------------    ------------

 14  Preferred and preference stock dividend requirements-
 15    Provisions for preferred and preference stock dividends                 $     66,052    $     64,927
 16    Taxes on income required to meet provisions for
 17      preferred and preference stock dividends                                    43,596          42,854
                                                                               ------------    ------------

 18                                                                            $    109,648    $    107,781
                                                                               ------------    ------------

 19  Fixed charges and preferred and preference stock
 20    dividend requirements                                                   $    831,274    $    817,379
                                                                               ------------    ------------

 21  Earned for fixed charges and preferred and preference stock
 22    dividend requirements                                                   $    859,079    $  1,411,246
                                                                               ------------    ------------

 23  Ratios of earnings to fixed charges (line 22 divided by line 13)                  1.19            1.99
                                                                                       ====            ====

 24  Ratios of earnings to fixed charges and preferred and preference
 25    stock dividend requirements (line 22 divided by line 20)                        1.03            1.73
                                                                                       ====            ====